UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  September 12, 2008

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES
CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK		10504
(Address of principal executive offices)		(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 (Regulation FD Disclosure)

Attachment I of this Form 8-K contains information that is being posted on IBM’s Investor Relations website (www.ibm.com/investor/). All of the information in Attachment I is hereby furnished.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 12, 2008

	By:	/s/ James J. Kavanaugh
James J. Kavanaugh
Vice President and Controller

Attachment I

IBM to make changes in the presentation of Global Services signings in 2009

September 12, 2008

IBM has historically presented signings and backlog using rates that approximate constant currency.  In the first quarter 2008, IBM began reporting Global Services signings at actual currency rates, in addition to constant currency rates.

Beginning in the first quarter of 2009, IBM will focus its metrics for signings and backlog using actual currency rates.  Specifically, IBM will present signings at actual rates, year-to-year signings growth at both actual rates and at constant currency rates, and backlog at actual rates.  With this change, IBM will no longer provide signings dollars at approximated constant currency rates, or backlog at approximated constant currency rates.  This approach for signings will be consistent with the way in which IBM reports revenue.

To provide investors with historical perspective, IBM is providing signings at actual rates for 2006 and 2007.  (Schedule 1)  Estimated backlog at actual rates will be provided in a future communication.

Schedule 1: 2007 and 2006 Signings at actual rates

Global Services
Signings ($M)	4Q 2007	3Q 2007	2Q 2007	1Q 2007

Global Services Signings @ actual	$18,036	$13,246	$13,110	$11,902
Global Business Services Short Term	$4,521	$3,360	$3,568	$3,645
Global Technology Services Short Term	$3,334	$2,017	$2,334	$2,091
Global Business Services Long Term	$2,247	$1,695	$1,988	$917
Global Technology Services Long Term	$7,934	$6,174	$5,220	$5,248

Global Services
Signings ($M)	4Q 2006	3Q 2006	2Q 2006	1Q 2006

Global Services Signings @ actual	$20,047	$11,108	$10,257	$12,004
Global Business Services Short Term	$3,934	$3,447	$3,290	$3,115
Global Technology Services Short Term	$2,864	$2,079	$2,091	$1,959
Global Business Services Long Term	$4,325	$909	$1,154	$1,152
Global Technology Services Long Term	$8,924	$4,672	$3,722	$5,779